UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 27, 2008
CANARGO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
Of incorporation)		Identification No.)

CanArgo Energy Corporation
P.O. Box 291, St. Peter Port
Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (44) 1481 729 980

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
Section 5- Corporate Governance
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
CanArgo Energy Corporation (“Company”) (OSE:CNR, AMEX:CNR) has appointed Anthony J. Perry as an Independent Non-Executive Director of the Board of Company with effect from April 1, 2008.
Anthony Perry, a British citizen, is an experienced oil and gas professional with over 40 years of organizational, financial, commercial and technical experience within the international exploration and production industry. He has a B.Sc. degree in Geology from Bristol University and a Diploma of Imperial College London in Petroleum Reservoir Engineering. He is a Chartered Engineer and a Distinguished Member of the Society of Petroleum Engineers (SPE); he is a Board Member and a former Chairman of the London section of the SPE.
Mr. Perry began his career as a Petroleum Engineer with Ultramar and a subsidiary of Gulf Oil Company in Venezuela. From 1970 to 1978 he worked for a subsidiary of British Petroleum in Abu Dhabi, ultimately as Chief Petroleum Engineer. During the period 1978 to 1983, he held the position of Manager of Petroleum Engineering at BP Petroleum Development (UK) Ltd which was a period of major expansion for BP in the North Sea. Later he went on to become Manager of Operations at Texas Eastern North Sea Inc. before taking up senior management positions at Mobil North Sea Limited as commercial co-ordinator, joint venture co-ordinator and secretary of the Mobil North Sea management council. From 2000 to 2005, he was Chairman of Oilfield Production Consultants (OPC) Limited, a Petroleum and Reservoir Engineering Consultancy.
The terms of the appointment are contained in an appointment letter between the Company and Mr. Perry, dated March 26, 2008. Pursuant to the appointment letter, Mr. Perry will receive a non-executive Director fee of £50,000 per annum.
A copy of the appointment letter between the Company and Mr. Perry is attached hereto as Exhibit 10.1

Section 7—Regulation FD
Item 7.01.     Regulation FD Disclosure.
March 27, 2008 — Guernsey, Channel Islands — CanArgo Energy Corporation (“CanArgo” or the “Company”) (OSE:CNR, AMEX:CNR) today announces the appointment of Anthony J. Perry as an Independent Non-Executive Director of the Board of CanArgo with effect from April 1, 2008. He will also join the Company’s Audit Committee.
Anthony Perry, a British citizen, is an experienced oil and gas professional with over 40 years of organizational, financial, commercial and technical experience within the international exploration and production industry. He has a B.Sc. degree in Geology from Bristol University and a Diploma of Imperial College London in Petroleum Reservoir Engineering. He is a Chartered Engineer and a Distinguished Member of the Society of Petroleum Engineers (SPE); he is a Board Member and a former Chairman of the London section of the SPE.
Mr. Perry began his career as a Petroleum Engineer with Ultramar and a subsidiary of Gulf Oil Company in Venezuela. From 1970 to 1978 he worked for a subsidiary of British Petroleum in Abu Dhabi, ultimately as Chief Petroleum Engineer. During the period 1978 to 1983, he held the position of Manager of Petroleum Engineering at BP Petroleum Development (UK) Ltd which was a period of major expansion for BP in the North Sea. Later he went on to become Manager of Operations at Texas Eastern North Sea Inc. before taking up senior management positions at Mobil North Sea Limited as commercial co-ordinator, joint venture co-ordinator and secretary of the Mobil North Sea management council. From 2000 to 2005, he was Chairman of Oilfield Production Consultants (OPC) Limited, a Petroleum and Reservoir Engineering Consultancy.
Vincent McDonnell, Chairman, President and Chief Executive Officer of CanArgo commented: “I am extremely pleased to have Anthony join us as an Independent Non-Executive Director and also as a member of the Company’s Audit Committee. Anthony’s broad experience and expertise in oil and gas will be invaluable as we continue to develop and grow the Company. This appointment means that we now satisfy the continued listing requirements of the American Stock Exchange (AMEX) for a majority of Independent Directors on the Board and three Independent Directors on the Audit Committee.”
The information in this report (including its exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section. The information in this report (including its exhibit) shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
A copy of the Press Release is attached hereto as Exhibit 99.1,

Section 9—Financial Statements and Exhibits
Item 9.01.   Financial Statements and Exhibits.
     (d)     Exhibits:

Exhibit No.	Exhibit Description

10.1	Appointment letter between CanArgo Energy Corporation and Anthony J. Perry, dated March 26, 2008.

99.1	Press Release dated March 26, 2008 issued by CanArgo Energy Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION
Date: March 28, 2008	By:	/s/ Jeffrey Wilkins
Jeffrey Wilkins, Corporate Secretary